Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G/A filed herewith (and any amendments thereto), relating to the Class A common shares of Paragon Shipping Inc. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 14th day of February, 2018.

CITADEL SECURITIES LLC		CALC3 III LP

By:	/s/ Guy Miller	By:	/s/ Guy Miller
	Guy Miller, Authorized Signatory		Guy Miller, Authorized Signatory

CITADEL SECURITIES GP LLC		KENNETH GRIFFIN

By:	/s/ Guy Miller	By:	/s/ Guy Miller
	Guy Miller, Authorized Signatory		Guy Miller, attorney-in-fact*

*	Guy Miller is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney incorporated by reference herein and attached as Exhibit 99.2 hereto.